UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011
MARINEMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18167 U.S. Highway 19 North, Suite 300 Clearwater, Florida	33764

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (727) 531-1700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2011, MarineMax, Inc. (the “Company”) appointed Kurt M. Frahn as the Company’s Chief Accounting Officer. Mr. Frahn, age 42, has served as Vice President of Finance and Treasurer of the Company since October 22, 2002. Mr. Frahn served as Director of Taxes and Acquisitions of the Company from May 15, 1998 until October 22, 2002. Mr. Frahn was employed by Arthur Andersen LLP from September 3, 1991 until May 15, 1998, serving most recently as a tax consulting manager.
There is no arrangement or understanding pursuant to which Mr. Frahn was appointed Chief Accounting Officer. There are no related party transactions between the Company and Mr. Frahn that are reportable under Item 404(a) of Regulation S-K. The terms of Mr. Frahn’s employment with the Company are unchanged, and Mr. Frahn will retain all existing titles with the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective June 10, 2011, the Company’s Board of Directors amended and restated the Company’s bylaws to change the vote standard for all elections and questions other than the election of directors from a majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote to a majority of the votes cast. Under the bylaws, as amended, “votes cast” means all votes cast in favor of and against a particular proposal or matter, but does not include abstentions or broker non-votes. The Board of Directors also amended the bylaws to reflect recent legal developments, including, among other things, to add provisions related to the record date for notice of and voting at stockholder meetings.
The full text of the Company’s Third Amended and Restated Bylaws is attached as Exhibit 3.2(a) to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

3.2 (a)	Third Amended and Restated Bylaws of MarineMax, Inc., as adopted June 10, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2011	MARINEMAX, INC.
	By:	/s/ Michael H. McLamb
Michael H. McLamb
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.2 (a)	Third Amended and Restated Bylaws of MarineMax, Inc., as adopted June 10, 2011

3